EXHIBIT 10.13

                                  GROUND LEASE
                                  ------------

                                     Between

            J.J.U.D. Inc., a corporation of the State of New Jersey,

                                     Lessor,

                                       And

                         Monmouth Community Bank, N.A.,

                                     Lessee

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.      PREMISES...............................................................1
        1.1.      Premises.....................................................1
        1.2.      Appurtenant Rights...........................................1
        1.3.      Reservation of Rights........................................1
        1.4.      Short Form of Ground Lease...................................2
2.      TERM...................................................................2
        2.1.      Initial Term.................................................2
        2.2.      Options to Extend Term.......................................2
3.      RENT...................................................................2
4.      TAXES, ASSESSMENTS AND COMMON AREA EXPENSES............................3
        4.1.      Real Property Taxes and Assessments..........................3
        4.2.      Payment of Real Property Taxes and Assessments...............3
        4.3.      Installment Payments.........................................3
        4.4.      Utilities Expenses...........................................3
        4.5.      Proration....................................................4
        4.6.      "Common Area" Defined........................................4
        4.7.      Use of Common Area...........................................4
        4.8.      Payment of Common Area Expenses..............................4
        4.9.      Statements of Common Area Expenses...........................5
        4.10.     "Common Area Expenses" Defined...............................5
        4.11.     Verification of Common Area Expenses; Audit..................5
5.      CONSTRUCTION, REPAIR MAINTENANCE, ALTERATIONS AND
        OWNERSHIP OF IMPROVEMENTS..............................................6
        5.1.      Condition of Land............................................6
        5.2.      Construction of Improvements.................................6
        5.3.      Repair and Maintenance.......................................6
        5.4.      Alterations of Improvements..................................6
        5.5.      Ownership of Improvements....................................7
        5.6.      Repair and Maintenance of Common Area........................7
6.      LIENS..................................................................7
7.      USE OF PREMISES; "GOING DARK"..........................................7
        7.1.      Use of Premises..............................................7
        7.2.      "Going Dark".................................................8
        7.3.      Continuous Operation.........................................8
8.      INSURANCE..............................................................8
        8.1.      Lessee's Liability Insurance.................................8
        8.2.      Lessor's Liability Insurance.................................9
        8.3.      Lessee's Property Insurance..................................9
        8.4.      Policy Form..................................................9
        8.5.      Waiver of Subrogation........................................9
9.      BANKRUPTCY............................................................10


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10.     ASSIGNMENT AND SUBLETTING; MORTGAGE OF LEASEHOLD......................10
        10.1.     Assignment..................................................10
        10.2.     Subletting..................................................10
11.     REMEDIES IN THE EVENT OF DEFAULT......................................10
12.     DAMAGE AND DESTRUCTION................................................11
        12.1.     No Abatement of Rent........................................11
        12.2.     Restoration of Improvements - Mandatory.....................12
        12.3.     Restoration of Improvements - Non-Mandatory.................12
        12.4.     Damage and Destruction of Shopping Center...................12
13.     QUIET ENJOYMENT AND TITLE.............................................13
        13.1.     Covenant of Quiet Enjoyment.................................13
        13.2.     Right to Possession.........................................13
        13.3.     Superior Encumbrances.......................................13
        13.4.     Ownership; Authority; Restrictions..........................13
14.     TRADE FIXTURES........................................................13
        14.1.     Ownership; Removal..........................................13
        14.2.     Landlord's Waiver...........................................13
15.     SUBORDINATION.........................................................14
16.     SURRENDER OF PREMISES-REMOVAL OF DISTINCTIVE FEATURES.................14
        16.1.     Surrender of Premises.......................................14
        16.2.     Removal of Distinctive Features.............................14
17.     PROHIBITION AGAINST COMPETITION AND PROTECTION FOR EXPOSURE...........15
        17.1.     Lessor's Covenant...........................................15
        17.2.     Lessee's Remedies for Breach................................15
18.     TITLE AND DEVELOPMENT CONSIDERATIONS..................................16
19.     HAZARDOUS SUBSTANCE OR WASTE..........................................17
20.     REAL ESTATE COMMISSIONS...............................................18
21.     NOTICES AND DEMANDS...................................................18
        21.1.     To Lessor...................................................18
        21.2.     To Lessee...................................................18
22.     ATTORNEYS' FEES.......................................................19
23.     GENERAL PROVISIONS....................................................19
        23.1.     Binding on Successors.......................................19
        23.2.     Severability................................................19
        23.3.     Entire Agreement............................................19
        23.4.     Captions....................................................19
        23.5.     Gender and Number...........................................19
        23.6.     Approvals...................................................19
        23.7.     No Waiver...................................................19
        23.8.     Holdover....................................................19
        23.9.     Time of Essence.............................................20
        23.10.    Governing Law...............................................20
        23.11.    Counterparts................................................20
        23.12.    No Third Party Rights.......................................20
        23.13.    Unexecuted Lease............................................20
        23.14.    Lessor's Right of Entry.....................................20
        23.15.    Estoppel Certificates.......................................20


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        23.16.    Due Authorization...........................................20
        23.17.    Relationship of Parties.....................................20
        23.18.    Section and Exhibit References..............................20

                                    EXHIBITS
                                    --------

             A      -    Site Plan
             A-1    -    Sign Drawings
             B      -    Legal Description of Shopping Center
             C      -    Legal Description of Leasehold
             D      -    Construction of Improvements
             E      -    Short Form of Ground Lease
             F      -    Subordination, Non-Disturbance and Attornment Agreement


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                                  GROUND LEASE
                                  ------------

      AGREEMENT OF GROUND LEASE ("Lease"), made this 1st day of March, 2004, by and between J.J.U.D. Inc., a corporation of the State of New Jersey ("Lessor"), having its principal place of business at 1062 Hope Road, Ocean, New Jersey, and Monmouth Community Bank, N.A. (Lessee"), having its principal place of business at 627 Second Avenue, Long Branch, New Jersey 07740.

                                   WITNESSETH:
                                   -----------

1.    PREMISES

      1.1. Premises. Lessor is the owner in fee simple of that certain land situate and located at Ursula Plaza, 444 Ocean Avenue, North, being in the City of Long Branch, County of Monmouth, State of New Jersey, as generally shown on Exhibit A, and as more particularly described in Exhibit B (which, together with the buildings and other improvements constructed or to be constructed thereon, shall hereinafter be referred to as the "Shopping Center"). For and in consideration of the rents, taxes, insurance and other charges and expenses to be paid by Lessee, and in consideration of the performance by Lessee of the covenants herein set forth, Lessor does hereby demise and lease to Lessee that certain land ("Land") consisting of the vacant land, including drive-through teller areas, together with the rights appurtenants thereto, situate and being in the Shopping Center, shown on Exhibit A, and as more particularly described in Exhibit C. All improvements now or hereafter located on the Land shall hereinafter be referred to as the "Improvements"; the Land and Improvements shall hereafter be referred to collectively as the "Premises."

      1.2. Appurtenant Rights. In addition, and for no additional consideration, Lessor also hereby grants to Lessee (a) the non-exclusive right, license, easement and privilege to maintain in a prominent placement on the pylon sign located at the northeast corner of the Shopping Center for the benefit of Lessee, its successors, assigns and subtenants; any such signs, including applicable governmental permits and approvals, shall be obtained at Tenant's sole cost and expense, and (b) the non-exclusive right, license, easement and privilege to use the Common Area (as defined in Section 4.6), subject to the rights of other tenants and occupants and their respective employees, agents, contractors, customers and other invitees of the Shopping Center to use the Common Area, for (i) pedestrian and vehicular ingress and egress to and from the Premises, the public rights of way adjoining the Shopping Center, and the parking areas located in the Shopping Center, (ii) vehicular parking, and (iii) utility lines and connections serving the Premises, over, under and across the Common Area, including, without limitation, the use of the parking areas, roadways and walkways, for the benefit of Lessee, its successors, assigns and subtenants, and its and their respective employees, agents, contractors, customers and other invitees.

      1.3. Reservation of Rights. Lessor hereby reserves to itself the non-exclusive right, license, easement and privilege to use the Common Area (as defined in Section 4.6) located on the Premises ("Premises Common Area") for (a) pedestrian and vehicular ingress and egress to and from the remainder of the Shopping Center, the public rights of way adjoining the Shopping Center, and the parking areas located in the Premises Common Area, (b) vehicular parking, and


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(c) utility lines and connections serving the remainder of the Shopping Center, over, under and across the Premises Common Area, including, without limitation, the use of the parking areas, roadways and walkways, for the benefit of Lessor, its successors, assigns and tenants, and its and their respective employees, agents, contractors, customers and other invitees.

      1.4. Short Form of Ground Lease. On or before the commencement date of the construction of the Improvements pursuant to Exhibit D, the parties agree to execute and record a short form of this Lease in substantially the same form as Exhibit E. In no event shall the parties record a long form lease.

2.    TERM

      2.1. Initial Term. Subject to the provisions of this Agreement, the initial term of this Lease shall commence beginning the first day of the month after all construction approvals and the appropriate governing authority has issued all of the required permits therefore and continuing for a term of 10 years, 120 months (the "Term"). Notwithstanding the forgoing, the commencement date shall be no later than May 1, 2004.

      2.2. Options to Extend Term. Provided it shall not then be in default under this Lease (beyond any applicable cure period), Lessee shall have the option to extend said initial term for two (2) additional, consecutive periods of five (5) years each by giving notice to Lessor of its intention to exercise said options, respectively, at least six (6) months prior to the expiration of the preceding term. All of the terms and conditions of this Lease shall apply during each of the above extended terms, except the provisions relating to the initial construction of the Improvements, expired options to extend the lease term, and the Monthly Rent (as defined in Section 3), the latter of which shall be governed by Section 3.

3.    RENT

      Lessee agrees to pay to Lessor, during the full term and extended terms as set forth in Section 2.2 above, if applicable, a monthly rent ("Monthly Rent") of $2,500, payable in advance on the first day of each calendar month, adjusted as follows:

      Beginning with the 2nd Lease Year, on the first day of each Lease Year during the Term, Lessee shall pay in advance on the first day of each month, without setoff or deduction, the greater of (a) one hundred three percent (103%) of the monthly payment for the immediately preceding Lease Year, or (b) the basic rent of $2,500 increased by the percentage increase in the Consumer Price Index for All Urban Consumers (1982-84 = 100) for New York - Northeastern New Jersey (or its substitute or successor) published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI") between May 2004 and May of the applicable Lease Year. During each year of the extended term as set forth above, the basic rent shall be the greater of (a) one hundred three percent (103%) of the monthly payment for the immediately preceding lease year, or (b) the basic rent of $2,500 increased by the percentage increase in the CPI between May 2004 and May of the applicable Lease Year. Since the rent payment for at least the first month of a new Lease Year will be paid prior to the determination of any applicable rent increase based upon the Consumer Price Index, any increase for months already


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elapsed after commencement of a new Lease Year shall be added to the next monthly rent payment then becoming due and payable.

      In the event the Consumer Price Index as aforesaid is discontinued or unavailable, then in that event the parties shall select an equivalent and substituted Index to be applied in the same manner as in this Lease provided. If the Term begins or ends on a day other than the first day of a month, rent for the months of beginning and expiration of this Lease shall be prorated on a per diem basis.

      As used herein, the term "Lease Year" shall mean each consecutive twelve
(12) month period from and after the commencement date of the term hereof, until the expiration of the term hereof.

4.    TAXES, ASSESSMENTS AND COMMON AREA EXPENSES

      4.1. Real Property Taxes and Assessments. Lessee shall pay its proportionate share of all real property taxes and assessments levied and assessed against the buildings, other improvements and land of the Shopping Center. Said assessments shall also include any assessments for municipal improvements provided they do not directly relate to, result from or arise out of, the development of the Shopping Center. Lessee's proportionate share shall constitute additional rent and shall be the ratio of the floor area within the Improvements built or to be built upon the Land to the floor area (including all floor area used for sales area within any multi-floor structures) within all the buildings of the Shopping Center intended for the exclusive use of tenants or other occupants, whether or not so occupied. In the event the actual floor area of the entire Shopping Center shall increase or diminish, then, and in such event, the ratio set forth herein shall be adjusted accordingly.

      4.2. Payment of Real Property Taxes and Assessments. At the commencement of the Term hereof and each calendar year thereafter, Lessor shall notify Lessee of Lessor's calculation of Lessee's proportionate share of the current real property taxes and assessments, and together with such notice shall furnish Lessee with a copy of said tax bill. Lessee shall pay its proportionate share of the real property taxes and assessments in installments, as permitted by the applicable taxing authority(ies), upon receipt by Lessee of a statement from Lessor and within twenty (20) days prior to the date that payment would be declared delinquent.

      4.3. Installment Payments. If any assessment is payable at the option of the taxpayer in installments, Lessor may pay it either in a lump sum or in installments as permitted by applicable taxing authority(ies) as they respectively become due; provided, however, Lessee's proportionate share thereof shall be paid or reimbursed to Lessor only as if same were paid by Lessor in the maximum number of installments as permitted by the applicable taxing authority(ies) as they respectively become due, and in no event shall Lessee be required to pay or reimburse Lessor for any installments attributable to any period before the commencement of the Term or after the expiration of the Term of this Lease.

      4.4. Utilities Expenses. Lessee shall make all arrangements for and pay for all utilities and services furnished to or to be used exclusively by Lessee on the Premises, including, without limitation, electricity, water, gas sewer, telephone service and trash collection. In


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addition thereto, Lessee shall pay its pro rata share of the cost of utilities and services of the Common Area (as defined in Section 4.6) as provided herein, subject, however, to any limitations set forth in this Section 4. Said pro rata share shall constitute additional rent. If Lessee is the user of a utility service which is prorated by Lessor among other tenants, and in Lessor's reasonable judgment Lessee uses a significant portion of said utility service, then Lessor, at Lessor's expenses, may install an individual meter for lessee.

      4.5. Proration. All of the above impositions (except utility or other charges attributable solely to Lessee's use) for the first year of the Term hereof shall be prorated between the parties as of the commencement date hereof, and during the last year of the term hereof shall be prorated as of the termination date.

      4.6. "Common Area" Defined. As used herein, the term "Common Area" means all areas, facilities and improvements outside the buildings of tenants and other occupants and within the exterior boundaries of the Shopping Center that are provided and designated by Lessor from time to time for the mutual use and convenience of Lessee and of other tenants and occupants by the employees, customers and other invitees, as depicted on Exhibit A, provided Common Area shall not include any such areas or facilities which are or may be located in or about any enclosed mall within the Shopping Center. Common Area includes, without limitation, pedestrian walkways and patios, landscaped areas, sidewalks, plazas, thoroughfares, loading and delivery areas, parking areas and facilities, access and interior roadways, truck ways, landscaped areas, package pickup stations, public restrooms and comfort stations, retaining walls, bus stops and lighting facilities on or within the Shopping Center.

      4.7. Use of Common Area. As provided in Section 1.2, Lessor has granted to Lessee for the benefit of Lessee, its successors, assigns and subtenants, and its and their respective employees, agents, contractors, customers and other invitees, the nonexclusive right, license, easement and privilege to use the Common Area, subject to Lessor's rights set forth herein, including, without limitation, the use of the parking areas, roadways and walkways. Lessor, for itself, its successors and assigns, covenants that it will not significantly increase the size of any buildings or structures in the Shopping Center or add new buildings or structures in the Shopping Center beyond those shown or contemplated on Exhibit A that might significantly reduce the effective use of the Common Area or the visibility of the Improvements. Lessor and Lessee acknowledge that the total Shopping Center (including the Premises) intended for the exclusive use of tenants or other occupants total, in the aggregate, approximately 33,000 square feet of floor area.

      4.8. Payment of Common Area Expenses. Lessee shall pay to Lessor, on the first day of each month after commencement of the term hereof and continuing during the term hereof, an amount estimated by Lessor to be Lessee's proportionate share of the Common Area Expenses (as defined in Section 4.10). Lessee's proportionate share of the Common Area Expenses shall constitute additional rent and shall be equal to the total Common Area Expenses for the Shopping Center multiplied by a fraction, the numerator of which shall be the total floor area of the Improvements built or to be built upon the Premises, and the denominator of which shall be the total floor area (including all floor area used for sales area within any multi-floor structures and mezzanine and basement areas) of all buildings of the Shopping Center intended for the exclusive use of tenants or other occupants, whether or not so occupied. Common Area


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Expenses that cover a period not within the Term of this Lease shall be prorated. In the event the actual floor area of the entire Shopping Center at the time of completion of the Improvements or any time thereafter during the Term hereof shall increase or diminish from the proposed total floor area, then the percentage set forth herein shall be adjusted accordingly, subject to the aforesaid limitation.

      4.9. Statements of Common Area Expenses. Upon the commencement of the term hereof, and upon the commencement of each succeeding accounting period (as defined below), Lessor shall deliver to Lessee a statement setting forth the estimated monthly charge for Common Area Expenses to be paid by Lessee during the then-current calendar year and the basis upon which the monthly charge was calculated. Lessor can adjust the monthly Common Area Expenses at the end of each accounting period on the basis of Lessor's reasonably anticipated costs for the following accounting period. An "accounting period" is a calendar year. Fractions of an accounting period shall be prorated. Lessor shall furnish to Lessee a statement showing the total Common Area Expenses and its calculation of Lessee's proportionate share of the Common Area Expenses for the accounting period, within ninety (90) days after the end of each accounting period, covering the accounting period just ended. Each statement shall be prepared, signed and certified to be correct by Lessor. If Lessee's proportionate share of the Common Area Expenses for the accounting period exceeds the payments made by Lessee, Lessee shall pay to Lessor the deficiency within ten (10) days after its receipt from Lessor of a statement therefore. If Lessee's payments made during the accounting period exceed Lessee's share of the Common Area Expenses, Lessor shall credit to Lessee the excess against future Common Area Expenses.

      4.10. "Common Area Expenses" Defined. As used herein, the term "Common Area Expenses" shall include and be limited to: all sums expended for the repair, maintenance and operation of (i) the Common Area, including, but not limited to, costs of resurfacing; painting; re-striping; repainting; cleaning; policing, drainage; sweeping and snow, ice and debris removal; maintenance of refuse receptacles; planting, re-landscaping and landscape maintenance; maintenance and repair of directional signs and other markers, car stops and lighting (but only to the extent Lessee is not itself responsible for lighting the Premises Common Area); water and sewer charges and other utility consumption charges related to the Common Area; maintenance of canopies and replacing canopy lights; and premiums on property, public liability and workers' compensation insurance covering the Common Area and Common Area improvements; and (ii) the Joint Pylon Signs, including, but not limited to, costs of supplying electric current, property repairing, or replacing any of the individual sign panels, it being understood that same shall be the sole responsibility of the sign panels. Common Area Expenses shall not include any costs or expenses attributable to or arising from (w) the repair, maintenance of Shopping Center, (x) any property management services (except as provided above), (y) any premium or administrative fee (except as provided above), or (z) any real property taxes or assessments levied and assessed against the Shopping Center (except to the extent same is included in Lessee's payments made pursuant to Section 4.2).

      4.11. Verification of Common Area Expenses; Audit. Lessor shall keep full, complete and proper books, records and accounts of the Common Area Expenses of the Shopping Center. Lessee and its agents and employees, upon reasonable notice and within three (3) years after Lessee's receipt of any annual statement furnished pursuant to Section 4.9, shall


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have the right at any time and at all times, during regular business hours, to examine and inspect all the books and records of Lessor pertaining to the Common Area Expenses, which Lessor shall produce upon demand by Lessee or Lessee's agent for the purpose of investigating and verifying the accuracy of any statement of Common Area Expenses. Lessee may once with respect to any annual statement and within said three (3) year period, cause an audit of the Common Area Expenses of the Shopping Center to be made by an independent certified accountant of Lessee's selection, and if the statement of Common Area Expenses previously made to Lessee by Lessor shall be found to be overstated, the amount of any overpayment previously made by Lessee to Lessor shall be refunded promptly to Lessee. If the statement of Common Area Expenses previously made to Lessee by Lessor shall otherwise be found to be incorrect, then the party found to be owing money shall promptly pay over such sums to the other party.

5.    CONSTRUCTION, REPAIR MAINTENANCE, ALTERATIONS AND OWNERSHIP OF
      IMPROVEMENTS

      5.1. Condition of Land. Subject to the terms of this Lease, the Land and the Improvements leased hereunder are taken "where is" and "as is" and Tenant shall be responsible for the Improvements contemplated hereunder including replacement, repair and necessary approvals. Additionally, Tenant shall be responsible for (a) architectural, engineering requirements and permits to construct the Improvements and (b) all required governmental approvals relating to the Improvements with the exception of the site plan approval previously obtained by the Landlord.

      5.2. Construction of Improvements. The parties contemplate that Lessee is to construct or cause to be constructed upon the Land the Improvements, which shall consist of a banking facility of approximately 1,470 square feet of gross floor area in accordance with the provisions contained in Exhibit D, and in accordance with plans and specifications, as approved by all governmental agencies having jurisdiction therefore.

      5.3. Repair and Maintenance. Lessee agrees that during the term hereof it will make, at its own expense, all necessary repairs to the Improvements upon the Land and to the sign panels of Lessee to be installed on the Joint Pylon Signs, and that it will keep the Improvements thereon and sign panels in good condition and repair throughout the entire term of this Lease, subject to Lessor's obligation to repair and maintain the Premises Common Area pursuant to
Section 5.5.

      5.4. Alterations of Improvements. Lessee shall have the right at any time and from time to time during the term of this Lease, at its own expense, to make changes or alterations, structural or otherwise, to the Improvements, and to erect, construct or install upon the Land buildings and improvements in addition to or in substitution for those now or hereafter located thereon, and to demolish and remove the Improvements or any other structures hereafter located on the Land for the purpose of replacing the same; provided, however, that (a) the fair market value of all Improvements on the Land following each such change, alteration, construction or improvement shall be at least equal to the fair market value of all Improvements on the Land prior to such change and (b) Lessee shall make no structural alterations at any given time of a cost in excess of Twenty-Five Thousand Dollars ($25,000) or Premises Common Area, without


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first having secured the consent of Lessor, which consent shall not be unreasonably withheld or delayed.

      5.5. Ownership of Improvements. The Improvements (including all alterations, improvements, additions and changes thereto) shall be and remain the sole property of Lessee during the term and, if applicable, extended terms, of this Lease and, upon the expiration of the term or, if applicable, extended terms of this Lease, the Improvements shall become the sole property of Lessor.

      5.6. Repair and Maintenance of Common Area. Lessor agrees that during the term hereof it will perform, at its own cost and expense, subject to reimbursement pursuant to Section 4.8, all maintenance and repairs to the Common Area (including the Premises Common Area), including, without limitation, all parking areas, roadways, sidewalks, landscaping, lighting, and janitorial services, and that it will keep the Common Area in good condition and repair throughout the entire term of this Lease. Lessor agrees that during the term hereof it will also perform, at its own cost and expense, subject to reimbursement pursuant to Section 4.8, all maintenance and repairs to the Joint Pylon Signs, excluding the individual sign panels to be installed thereon, which shall be maintained and repaired by the respective tenants and occupants whose businesses are identified thereon, and that it will keep the Joint Pylon Signs, excluding the individual sign panels, as aforesaid, in good condition and repair throughout the entire term of this Lease and, subject to applicable law, shall keep the Joint Pylon Signs lighted from dusk until dawn each and every day of the year.

6.    LIENS

      Except as hereinafter provided, Lessor reserves the fee in the Land and specifically does not consent by virtue of this Lease that said fee or the reversionary interest of Lessor in the Improvements shall be subject to any lien for labor or materials furnished to Lessee in the repair or improvement of the Premises. While the parties intend hereby that the interest of Lessor hereunder cannot be subject to any lien on account of Lessee's use of or actions with respect to the Premises and that any future modifications of law to the contrary would constitute an impairment of vested rights hereunder, nevertheless, should a court of competent jurisdiction hold that, or should a valid statute be enacted whereby, any interest of Lessor in the Premises at any time hereafter shall be subjected to any such lien, then lessee shall, within thirty (30) days after written notice to Lessee of the existence and perfection of said lien, cause said lien to be bonded or discharged and shall otherwise save Lessor harmless on account thereof provided, however, that if Lessee desires in good faith to contest the validity or correctness of any such lien, it may do so and Lessor shall cooperate to whatever extent shall be necessary, provided only that Lessee must indemnify Lessor against any loss, liability or damage on account thereof.

7.    USE OF PREMISES; "GOING DARK"

      7.1. Use of Premises. The Premises shall be used for the purpose of conducting thereon the business of a banking institution and for incidental purposes related thereof, or, except as provided in Section 7.2, for any other legally permissible business or commercial venture; provided, however, the Premises shall be used initially for the purpose of conducting thereon the business of a Banking Institution, and for incidental purposes related thereto; and


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provided further, however, that such purpose shall not violate any applicable law, rule, ordinance or regulation of any governmental body.

      7.2. "Going Dark". Notwithstanding anything to the contrary contained in this Lease, if the business to be conducted at the Premises shall fail to open to the public within two hundred and seventy (270) days after the date of commencement of construction of the Improvements in accordance with the provisions contained in Exhibit D, subject to force majeure, or if, at any time after the date of the opening of the business to be conducted at the Premises, said business ceases to operate (other than during temporary periods of damage, destruction, repair, restoration or remodeling of the Improvements, until such time as same can reasonably be repaired, restored and/or completed) for a period of ninety (90) consecutive days or more, and thereafter such business does not open or resume operation, as the case may be, within ninety (90) days after written notice to so open or exclusive remedy, shall have the right (but not the obligation) to, upon notice, cancel this Lease (which notice shall specify the effective date of such cancellation, which shall be no more than thirty (30) days after the date of the giving of such notice), whereupon this Lease shall come to an end, as of the effective date and Lessee shall surrender the Premises to Lessor, and neither party shall have any further liability to the other party, except that Lessor shall pay to Lessee, within ten (10) days after written supporting documentation, an amount equal to the unamortized cost of Lessee's leasehold improvements and its or its affiliate's Trade Fixtures (as defined in Section 14.1 and to the extent such Trade Fixtures are not removed by Lessee or its affiliate) (based on the affiliate's books and records), plus any Monthly Rent and additional rent previously paid to Lessor covering the period after the effective date of such cancellation. If Lessor fails to pay such sum within such ten (10) day period, then Lessor's notice of cancellation, as aforesaid, shall be null and void and this Lease shall continue in full force and effect. Lessor's payment obligation set forth herein shall survive any termination of this Lease.

      7.3. Continuous Operation. Tenant agrees that subject to the terms of this lease and notwithstanding any other provision of the Lease, Tenant will conduct its business in the demised premises for the entire Lease Term and that it will be open six (6) days per week or such other additional days and hours as a majority (as measured by total square footage) of the other store(s) located in the Shopping Center shall be open for business.

      Tenant covenants and agrees that the demised premises shall not be abandoned or left vacant and shall be continuously and uninterruptedly open for business during the times and in the manner provided for in this lease. Failure to do so shall result in (a) forfeiting the Lease, and (b) a payment of One Hundred Thousand Dollars ($100,000) or the balance of the Lease, whichever is greater.

8.    INSURANCE

      8.1. Lessee's Liability Insurance. Lessee agrees that on or before the commencement of the term of this Lease it will obtain, at its sole cost and expense, for the mutual benefit of Lessor and Lessee, Workers Compensation General Liability insurance covering the Premises (excluding the Premises Common
Area). Said policy shall be for an amount of at least One Million Dollars ($1,000,000) Combined Single Limit for the death or injury to one (1) or more persons and property damage, and shall name Lessor as an additional insured thereunder. As often as such policy shall expire or terminate, Lessee shall obtain a renewal or additional policy like manner and to like extent Lessee shall furnish Lessor with a copy of such insurance policy, or with a certificate of the company issuing such insurance, certifying that the same is in full force and effect.

      8.2. Lessor's Liability Insurance. Lessor agrees that on or before the commencement of the term of this Lease it will obtain, at its sole cost and expense (subject to reimbursement pursuant to Section 4.8 for the cost of the premiums therefore, only to the extent of the minimum limits set forth herein), for the mutual benefit of Lessor and Lessee, Comprehensive General Liability insurance covering the Common Area (including the Premises Common Area). Said policy shall be for an amount of at least One Million Dollars ($1,000,000) Combined Single Limit for the death or injury to one (1) or more persons and property damage, and shall name Lessee and its sub-lessee (if any) as additional insureds thereunder. As often as such policy shall expire or terminate, a renewal or additional policy shall be obtained by Lessor in like manner and to like extent. Lessor shall furnish Lessee with a certificate of the company issuing such insurance, certifying that the same is in full force and effect.

      8.3. Lessee's Property Insurance. Lessee agrees that on or before the commencement of the Term of this Lease it will obtain, at its sole cost and expense, for the mutual benefit of Lessee and Lessor, so-called "All Risk" or "Special Form" property insurance, with code upgrade endorsement, on the Improvements, in an amount equal to at least one hundred percent (100%) of the full replacement cost thereof, excluding foundation and excavating costs. As often as any such policy shall expire or terminate, a renewal or additional policy shall be obtained by Lessee in like manner and to like extent. In the event of fire or other casualty, proceeds of any such policy shall be payable to Lessor and Lessee, as their respective interests may appear, and in accordance with the terms of Section 12. Lessee shall furnish Lessor with a copy of such insurance policy, or with a certificate of the company issuing such insurance, certifying that the same is in full force and effect.

      8.4. Policy Form. All insurance required to be obtained and maintained under the provisions of Sections 8.1, 8.2 and 8.3 shall be (a) issued by insurance companies authorized (or admitted) to do business in the state in which the Premises are located, (b) issued by companies carrying a rating of at least "A" according to Best's Insurance Reports, and (c) primary, as between Lessor and Lessee, and not contributing with any other insurance obtained by the other party. Either party may, at its option, bring its obligations to insure under a so-called "blanket" policy or policies of insurance; provided, however, that the interest of the other party shall be as fully protected thereby as if the insuring party obtained individual policies of insurance.

      8.5. Waiver of Subrogation. The parties hereby release each other, and their respective authorized representatives, from any claims for damage to any person or to the property of either Lessor or Lessee in or on the Premises or the remainder of the Shopping Center that are caused by or result from risks insured against under any insurance policies carried or required to be carried by the releasing parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required under this Section 8. If any insurance policy cannot be obtained with a waiver or subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have ten (10) days after receiving such notice to agree to pay the additional premium if such a policy is obtainable at additional cost. If the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party shall be relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

9.    BANKRUPTCY

      If at any time during the term hereof proceedings in bankruptcy, insolvency or other similar proceedings shall be instituted by or against Lessee, whether or not such proceedings result in an adjudication against Lessee, or should a receiver of the business or assets of Lessee be appointed, such proceedings or adjudications shall not affect the validity of this Lease, so long as the Monthly Rent and additional rent reserved hereunder as the Monthly Rent and additional rent reserved hereunder continues to be paid to Lessor and the other terms, covenants and conditions of this Lease on the part of Lessee to be performed are performed, and in such event this Lease shall continue to remain in full force and effect in accordance with the terms herein contained.

10.   ASSIGNMENT AND SUBLETTING; MORTGAGE OF LEASEHOLD

      10.1. Assignment. Lessee may not assign this Lease, in whole or in part, without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, provided, however, that Lessee may assign this Lease, in whole or in part, without such consent, to any corporation controlled by, controlling, or under common control with Lessee, or to any surviving corporation resulting from a merger or consolidation of Lessee with any other corporation, or to any corporation which purchases or otherwise acquires all or substantially all of the assets of Lessee. Any consent to any assignment shall not be deemed to be consent to any subsequent assignment. Any assignment by Lessee other than in accordance with this Section shall be void. It is specifically understood and agreed that any assignment which Lessee makes, as permitted herein, shall in no event relieve Lessee of the obligations of Lessee hereunder.

      10.2. Subletting. Lessee or its assignee shall have and is hereby given the unqualified right and privilege, at its option, of subletting the Premises, in whole or in part, subject to the terms and conditions of this Lease. It is specifically understood and agreed that any subletting which Lessee or its assignees make, as permitted herein, shall in no event relieve Lessee of the obligations of Lessee hereunder, and that the right of subletting shall be that of Lessee or its assignees only, and shall not extend to any subtenant.

11.   REMEDIES IN THE EVENT OF DEFAULT

      In the event of any breach of this Lease by Lessee which shall not have been cured within ten (10) days after Lessee shall have received notice of such breach in the case of a breach of a monetary obligation to Lessor, or thirty
(30) days after Lessee shall have received notice of such breach in the case of a breach of any other obligation to Lessor (provided, however, if such non-monetary breach cannot reasonably be cured within such thirty (30) day period, then such ten (10) day period shall be extended for a period reasonably sufficient to allow Lessee to cure such breach, if within such initial thirty (30) day period Lessee shall have commenced to cure such breach and shall thereafter continue its efforts with due diligence), then, at Lessor's option and without limiting Lessor in the exercise of any other rights or remedies which Lessor may have at law or in equity by reason of such breach, Lessor, with or without notice or demand, may:

            (a) Without terminating this Lease, re-enter the Premises and take possession of the same, and expel or remove Lessee and all other parties occupying the Premises, and at any time and from time to time re-let the Premises or any part thereof for the account of lessee, for such term, upon such conditions and at such rent as Lessor may deem reasonably proper. In such event, Lessor may receive and collect the rent from such re-letting and apply it against any amounts due from lessee hereunder (including, without limitation, such expenses as Lessor may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for re-letting, and all other expenses, commission and charges, including reasonable attorneys' fees, which Lessor may have paid or incurred in connection with such repossession and re-letting). Whether or not the Premises are re-let, Lessee shall pay to Lessor all amounts required to be paid by Lessee up to the date of Lessor's reentry, and thereafter Lessee shall pay to Lessor, until the end of the term hereof, the amount of all rent and other charges required to by paid by Lessee hereunder, less the proceeds of such re-letting as provided above. Such payments by Lessee shall be due at such times as are provided elsewhere in this Lease. Lessor shall not be deemed to have terminated this Lease or the liability of Lessee for the total rent hereunder, by any re-entry or other act, unless Lessor shall give Lessee written notice of Lessor's election to terminate this Lease.

            (b) Terminate this Lease by giving written notice to Lessee of Lessor's election to so terminate, re-enter the Premises and take possession of the same, and expel or remove Lessee and all other parties occupying the Premises. In such event, Lessor shall thereupon be entitled to recover from
Lessee:

                  (i) any unpaid rent which had been earned at the time of such termination; plus

                  (ii) the amount by which (A) the unpaid rent for the balance of the term after the time of termination exceeds (B) the amount of such rental loss that Lessee proves could be reasonably avoided.

12.   DAMAGE AND DESTRUCTION

      12.1. No Abatement of Rent. In the event of any damage or destruction to the Improvements, or any part thereof, by fire or other casualty, this Lease shall continue in full force and effect, unless this Lease shall be terminated as hereinafter provided in this Section 12, and all rent, additional rent and other charges payable hereunder by Lessee shall continue without abatement.

      12.2. Restoration of Improvements - Mandatory. If the damage or destruction of the Improvements is caused by a peril or perils covered under a so-called "All Risk" or "Special Form" property insurance policy, or if caused by any other peril or perils and the cost of restoration of the Improvements does not exceed One Hundred Thousand Dollars ($100,000), then Lessee shall proceed, within a reasonable period of time after the date of the occurrence of such damage or destruction, to repair and restore the Improvements and shall have available to it any proceeds from the property insurance to be maintained by Lessee pursuant to Section 8.3.

      12.3. Restoration of Improvements - Non-Mandatory. If the damage or destruction of the Improvements is not caused by a peril or perils covered under a so-called "All Risk" or "Special Form" property insurance policy, and the cost of restoration of the Improvements shall exceed One Hundred Thousand Dollars ($100,000), then Lessor, in Lessor's discretion, may elect to repair and restore the Improvements, in which case it shall notify Lessee in writing, within thirty
(30) days after the occurrence of said damage or destruction, that it will repair and restore the Improvements; and thereafter Lessor shall proceed with due diligence to so repair and restore the Improvements. In the event Lessor shall elect not to so repair and restore the Improvements, Lessor shall give Lessee written notice thereof within thirty (30) days after the occurrence of said damage or destruction, and Lessee shall then have thirty (30) days to elect to so repair and restore the Improvements, and to serve Lessor with written notice of its said election; and thereafter Lessee shall proceed, within a reasonable period of time, to repair and restore the Improvements. In the event Lessee elects to repair, restore and replace the Improvements, then, at its option, Lessee shall be permitted to extend the term hereof for a period sufficient, if required, to result in Lessee having a minimum term, including any available options to extend, of ten (10) years remaining after the date of completion of the repairs or restoration; said extended term to be under the same terms and conditions in effect just prior to the expiration of the preceding term. In the event Lessee elects to extend said term pursuant to this
Section 12, it shall serve Lessor with written notice thereof within the same thirty (30) day period during which Lessee has the right to elect to repair and restore the Improvements. In the event neither party shall elect to repair and restore the Improvements, then, upon the expiration of the fifteen (15) day period during which Lessee has the right to elect to repair and restore the Improvements, this Lease shall terminate.

      12.4. Damage and Destruction of Shopping Center. Anything in this Section 12 to the contrary notwithstanding, in the event of any damage or destruction to the Shopping Center or any part thereof, other than solely to the Improvements, at any time during the term of this Lease, or any extension thereof, and such damage or destruction prevents or interferes with the operation of the business conducted on the Premises, this Lease shall continue in full force and effect, except that until such damage or destruction shall be repaired, all rent, additional rent and other charges payable hereunder by Lessee shall abate so that Lessee shall be required to pay only a fraction thereof, the numerator of which shall be the fair rental value of the Premises after such damage or destruction of the Shopping Center or part thereof, and the denominator of which shall be the fair rental value of the Premises immediately prior to such damage or destruction to the Shopping Center or part thereof.

13.   QUIET ENJOYMENT AND TITLE

      13.1. Covenant of Quiet Enjoyment. Lessee, subject to the terms of this Lease, upon paying the Monthly Rent and additional rent and performing the other terms, covenants and conditions of this Lease, shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Premises during the term of this Lease.

      13.2. Right to Possession. Lessor covenants, warrants and represents that the Land is now unoccupied and tenant-free, and that tenant-free possession of the Land will be delivered to Lessee upon execution hereof and will thereafter remain tenant-free and unoccupied up to and including the date of Lessee's acceptance of the Premises to the commencement of the term hereof.

      13.3. Superior Encumbrances. Lessor further covenants, warrants and represents that there are no monetary liens, mortgages or encumbrances on the Land or the remainder of the Shopping Center superior to the rights of Lessee under this Lease, except for the liens of a first and/or second mortgage on the Shopping Center, which may have been heretofore or may hereafter be made by Lessor and have been previously disclosed in writing by Lessor to Lessee.

      13.4. Ownership; Authority; Restrictions. Lessor further covenants, warrants and represents that Lessor is the owner in fee of the Land and the remainder of the Shopping Center of which the Land is a part, and alone will have the full right to Lease the Land for the term and/or extended term as aforesaid; that there are no existing restrictions or encumbrances affecting the Land which would prohibit the construction of the Improvements or the use and occupancy thereof as a banking institution; and that the Land is not subject to any zoning laws or regulations which would prohibit or restrict the construction, maintenance or operation of a banking institution.

14.   TRADE FIXTURES

      14.1. Ownership; Removal. Anything contained in this Lease to the contrary notwithstanding, Lessor acknowledges, consents and agrees that all furniture, fixtures, and equipment installed in or on or located in or about the Improvements or other parts of the Premises which are installed in or placed on the Premises by Lessee or its affiliates, whether affixed to the Premises or otherwise (excluding the heating, ventilation, air conditioning, and all electrical and mechanical components and systems that are an integral part of the Improvements) ("Trade Fixtures"), shall be and at all times remain the property of Lessee or its affiliates and the same may be removed by Lessee or its affiliates (or any equipment lessor as herein provided) at any time during the term thereof or upon the expiration or earlier termination of the term hereof, whether or not the Trade Fixtures may be regarded as property of Lessor by operation of law or otherwise. Lessee, at its expense, shall repair any damage to the building caused by such removal. Lessor and/or its affiliates waive any rights it/they may have under any statute or rule of law of the state in which the Premises are located to distrain for rent against the Trade Fixtures.

      14.2. Landlord's Waiver. The Trade Fixtures to be used by Lessee or its affiliate for the operation of the business may be ordered and custom built for installation in the Premises.

Lessee or its affiliate contemplates acquiring the Trade Fixtures from an equipment lessor under an equipment lease or from an equipment lender under a security agreement, who will require the execution and delivery by lessor of a document to protect its position, sometimes referred to as a "landlord's waiver," which will include provisions (a) waiving any rights Lessor may have to the Trade Fixtures by reason of (i) the manner or method in which the Trade Fixtures are attached or affixed to the Land or any Improvements contained thereon, or (ii) any statute or rule of law of the state in which the Premises are located which would, but for this provision, permit Lessor to distrain against the Trade Fixtures for the nonpayment of any rent or other charges coming due hereunder, and (b) giving the right to said equipment lessor or lender to remove the Trade Fixtures any time prior to the expiration of the term hereof or within thirty (30) days after any early termination of the term hereof, in the event of a default by Lessee or its affiliate under said equipment lease or security agreement, provided it reasonably repairs any damage to the Improvements resulting therefrom. Lessor agrees to execute any such document, in recordable form, and, if required by said equipment lessor or lender, to obtain the execution of a similar document, in recordable form, by Lessor's mortgagee or trust deed beneficiary.

15.   SUBORDINATION

      Provided that Lessor furnishes to Lessee an agreement in writing and in recordable form from any present or future mortgagee or holder of a deed of trust or other encumbrance with respect to the Premises, that: (a) such person shall not for any reason disturb the possession, use or enjoyment of the Premises by Lessee, its successors and assigns, so long as all of the obligations of Lessee are fully performed in accordance with the terms of this Lease, and (b) such person shall permit application of the insurance proceeds in the event of damage or destruction to the Improvements or condemnation of the Improvements or any part of the Premises, Lessee agrees to subordinate its rights in and to the Land hereunder to the lien of such mortgage, deed of trust or other encumbrance which may now or hereafter affect the Land. Provided such agreement is obtained in a form reasonably satisfactory to Lessee, Lessee shall promptly execute and deliver to Lessor upon demand any instrument that may be necessary to effectuate such subordination.

16.   SURRENDER OF PREMISES-REMOVAL OF DISTINCTIVE FEATURES

      16.1. Surrender of Premises. Lessee agrees that upon the expiration of the term of this Lease, or any extension thereof, or upon the earlier termination thereof as provided for herein, Lessee shall surrender the Premises broom clean and in good condition and repair subject to normal wear and tear and any casualty damage which gives Lessee the right to terminate the Lease pursuant to
Section 12.

      16.2. Removal of Distinctive Features. Lessor agrees that upon the expiration of the term of this Lease, or any extension thereof, or upon the earlier termination thereof as provided for herein, Lessee shall have the unqualified right to remove from the Premises all signs or other distinctive features of Lessee's operation. Lessee, at its expense, shall repair any damage to the building caused by such removal, using such materials as are of equal quality and usefulness as those so damaged. In addition, Lessee shall have the right, but not the obligation, at its sole cost and expense, to paint the Improvements in a neutral color. Lessor agrees that Lessor will not thereafter cause, permit or suffer the Improvements to be painted the colors or combination of colors associated with the operations of Lessee or its corporate affiliates.

17.   PROHIBITION AGAINST COMPETITION AND PROTECTION FOR EXPOSURE

      17.1. Lessor's Covenant. Lessor agrees, for itself and its successors and assigns, that, commencing upon the date of the mutual execution of this Lease and ending upon the expiration or earlier termination of this Lease, no portion of the Shopping Center (other than the Premises), and no other property located within one (1) mile of the Shopping Center now or hereafter owned or controlled, directly or indirectly, by Lessor, shall be used for a Banking Facility. The foregoing restrictions will continue only for so long as the business conducted upon Premises is a bank operation of the type comprising a Banking Facility, except that said restrictions shall continue in full force and effect during the period prior to the initial construction of the Improvements and during temporary periods of damage, destruction, repair, restoration or remodeling of the Improvements, until such time as same can reasonably be repaired, restored and/or completed. Notwithstanding anything contained in this Section 17.1 to the contrary, the foregoing restrictions shall not apply to any property located within one (1) mile of the Shopping Center (a) acquired by Lessor, or coming under the control, directly or indirectly, of Lessor which at the time so acquired by Lessor or coming under the control, directly or indirectly, of Lessor, is then being used as a Banking Facility or is subject to a lease which does not permit Lessor to comply with the foregoing restrictions; or (b) owned or controlled, directly or indirectly, by any successor to the original named Lessor hereunder (including any party acquiring Lessor's interest in the Shopping Center by foreclosure sale or deed in lieu of foreclosure) which at the time such party succeeds to Lessor's interest hereunder is then being used as a Banking Facility, or is subject to a lease which does not permit such party to comply with the foregoing restrictions.

      17.2. Lessee's Remedies for Breach. The covenant of Lessor contained in
Section 17.1 is a material inducement for Lessee to enter into this Lease, and upon any breach by Lessor of said covenant, which breach is not cured within sixty (60) days after written notice thereof by Lessee to Lessor, Lessee shall have the right to pursue all of its rights available at law or in equity, including cancellation of this Lease, a suit for damages, and/or a suit for injunctive relief (it being understood that the enumeration of the foregoing rights and remedies shall not preclude the exercise of any other rights or remedies which might be the exercise of any other rights or remedies which might be available tax law or in equity); provided, however, if within such sixty (60) day period Lessor commences to cure such breach and gives written notice thereof to Lessee and thereafter continues its written notice thereof to Lessee and thereafter continues its efforts with due diligence to cure such breach (including the bringing of appropriate legal proceedings), then Lessor shall have an additional period, not to exceed one (1) year after the expiration of such sixty (60) day period, to complete the cure of such breach, provided that during such extended period while such breach is continuing, the Monthly Rent then in effect shall be subject to reduction as follows: if the breach results in a diminution of the gross revenues made from the business conducted on the Premises of more than ten percent (10%) during any calendar month ("Affected Month") of the period between the date of the commencement of the offending use giving rise to such breach and the date such use is curtailed ("Violation Period") from that of the same calendar month of the immediately preceding calendar year ("Comparison Month"), then the Monthly Rent then in effect (including any adjustments thereto pursuant to Section 3) for such Affected Month shall be reduced by an amount equal to the lesser of (a) the amount of the Monthly Rent for such Affected Month, or (b) an amount equal to the diminution, if any, of the pre-tax net profit derived from the operation of the business on the Premises during such Affected Month from that of the Comparison Month. Notwithstanding the foregoing, in the event the Violation Period shall commence prior to the expiration of the first Lease Year, then, for the purpose of computing the diminution of the gross sales during the Affected Month, the gross sales during the Affected Month shall be compared with the average monthly gross revenues during such partial first Lease Year.

      In the event of such diminution of gross revenues, as aforesaid, during any Affected Month, Lessee shall give written notice of the same to Lessor within twenty (20) days after the expiration of the Affected Month; said notice shall be accompanied by Lessee's profit and loss statement, and in the event the Premises have been sublet, the sublessee's profit and statement (which shall be prepared in accordance with generally accepted accounting principles), covering the Affected Month and the Comparison Month, together with Lessee's computation of the reduced Monthly Rent applicable to the Affected Month. It is agreed and understood that, in the event the Premises have been sublet, the diminution of pre-tax net profit shall be based on the aggregate of Lessee's and the sublessee's pre-tax net profit. Within ten (10) days after Lessor's receipt of said notice, it shall refund to Lessee an amount equal to the difference between the unadjusted Monthly Rent and the reduced Monthly Rent for the Affected Month; provided, however, if Lessor shall fail to so refund said difference within said ten (10) day period, Lessee shall be entitled to take a credit in such amount against the unadjusted Monthly Rent next coming due (subject to further reduction as herein provided).

      For the purpose of this Section 17.2, absent extraordinary circumstances, any diminution of gross revenues made from the Premises during any Affected Month of the Violation Period shall be conclusively presumed to be a result of such breach. In the event of any dispute between Lessor and Lessee with respect to the enforcement, application or interpretation of the provisions of this
Section 17.2, the same shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association, and judgment on the award of the arbitrator(s) may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, in the event Lessor shall commence any legal action or proceeding against any third party to enforce compliance with the restrictions set forth in Section 18.1 and a judgment or order of the court or other tribunal is rendered therein on the merits thereof holding that such third party was not in violation of the restrictions, as aforesaid, and such judgment or order becomes final and non-appealable in accordance with the applicable rules of civil procedure, then, provided Lessor had given Lessee an opportunity to participate in such action or proceeding, Lessor shall not be deemed in default hereunder and shall not have any liability to Lessee on account thereof, and any Monthly Rent refunded to Lessee or reduced in accordance with the provisions hereof shall be promptly paid over by Lessee to Lessor.

18.   TITLE AND DEVELOPMENT CONSIDERATIONS

      It is a condition precedent to Lessee's obligations hereunder that Lessee be provided with the documentation described in this Section within the time specified. If this documentation, in a form approved in writing by Lessee, is not obtained or provided, through no fault or omission of

Lessee, within the time provided, through no fault or omission of Lessee, within the time specified below, this Lease shall, at the option of Lessee, become null and void and of no further force or effect, except that if Lessor shall fail to provide the documentation described in paragraphs (a), (b), or (c) below, and as a result thereof, this Lease shall be terminated, then any costs and expenses incurred by Lessee in accordance with Exhibit D shall be promptly reimbursed by Lessor; such reimbursement obligation shall survive any termination of this Lease. Lessee shall be given fifteen (15) days after receipt of such documentation to approve or disapprove same.

            (a) Within fifteen (15) days after the date of the mutual execution of this Lease, Lessor shall cause to be furnished to Lessee an ALTA Leasehold Title Commitment, along with true and correct copies of all documents referenced in Schedule B thereof, showing title to the Premises and the remainder of the Shopping Center to be vested in Lessor, and containing the covenants, conditions, restrictions, easements and other matters, if any, with the understanding that Lessee may elect to disapprove the same in accordance with its own reasonably exercised discretion. Lessor shall cause to be furnished to Lessee an ALTA Leasehold Owner's Title Insurance Policy insuring the interest of lessee in the leasehold in accordance with said title commitment, in the sum of Five Hundred Thousand Dollars ($500,000), prior to the commencement of construction. The premium for such policy shall be borne by Lessor.

            (b) Within thirty (30) days after the date Lessee is to commence construction of the Improvements in accordance with the provisions of Exhibit D, Lessor shall furnish to Lessee a Subordination, Nondisturbance and Attornment Agreement in recordable form, duly executed by its then mortgagee of the Land or the remainder of the Shopping Center, in substantially the same form as Exhibit F.

            (c) Within thirty (30) days after the date of the mutual execution of this Lease, Lessor shall furnish to Lessee reasonable evidence of all necessary governmental approvals and permits for the development of the Shopping Center, including, without limitation, any necessary subdivision approvals, site plan approvals, New Jersey Department of Transportation approvals, zoning changes or variances, conditional use permits, grading permits, and infrastructure building permits.

      Notwithstanding the foregoing, in the event any of the foregoing conditions have not been satisfied or waived by Lessee within thirty (30) days after the applicable date specified above, then Lessor shall also have the right to terminate this Lease if Lessee refuses to waive said conditions in writing within ten (10) days after Lessor's request in writing to Lessee to do so, in which case this Lease shall terminate and neither party shall have any further obligations to the other party.

19.   HAZARDOUS SUBSTANCE OR WASTE

      Lessor hereby represents and warrants that, to the best of its knowledge, there does not exist on, in or under the Premises (including the parking areas) any "hazardous substance" or "hazardous waste" as those terms are used under the various applicable federal and state environmental laws, including, without limitation, petroleum and petroleum products and asbestos-containing materials (collectively, "Hazardous Substance").

      In the event any other Hazardous Substance is discovered at any time during the term of this Lease or extensions thereof under circumstances where it is determined that the other Hazardous Substance became present on or before the commencement of construction of the Improvements in accordance with Exhibit D, Lessor shall indemnify, defend (with counsel reasonably satisfactory to Lessee), and hold and save Lessee and its subtenants harmless from and against all claims, liabilities, actions, judgments, responsibilities and damages of every kind and nature arising from or related to the presence of such Hazardous Substance.

      In the event any Hazardous Substance is discovered at any time during the term of this Lease or extensions thereof, or any time thereafter, under circumstances where it is determined that the Hazardous Substance became present at any time after the commencement of construction of the Improvements in accordance with Exhibit D until the expiration or earlier termination of this Lease, and same resulted from an act or omission of Lessee, its subtenants, agents, employees, customers or other invitees, Lessee shall indemnify, defend (with counsel reasonably satisfactory to Lessor) and hold and save Lessor harmless from and against all claims, liabilities, actions, judgments, responsibilities and damages of every kind and nature arising from or related to the presence of such Hazardous Substance during said period.

20.   REAL ESTATE COMMISSIONS

      Each party represents to the other party that it has not dealt with any real estate broker or other person acting in a similar capacity who might be entitled to a commission or finder's fee in this transaction; and each party hereby indemnifies the other party and agrees to hold the other party harmless from any commission and/or finder's fee claims arising through actions of the indemnifying party in derogation of the representations contained herein.

21.   NOTICES AND DEMANDS

      21.1. To Lessor. Any notices or demands required or permitted by law or any provisions of this Lease shall be in writing, and, if the same is to be served upon Lessor, shall be deposited in the United States mail, registered or certified, with return receipt requested, postage prepaid, or sent by recognized national overnight courier (such as FedEx, Airborne or UPS) providing receipts for delivery, and addressed to Lessor at the address first above stated or at such other address as Lessor may designate in writing, or in lieu of mailing any such notice or demand, the same shall be personally delivered to said party at such address. At all times, Lessor may designate in writing any person(s), firm(s) or corporation(s) to receive all notices and demands, and service upon any one of those persons, firms or corporations as so designated shall constitute sufficient service upon Lessor.

      21.2. To Lessee. Any notice or demand to be served upon Lessee shall be in writing, and shall be served either personally to the attention of James S. Vaccaro, Chairman and CEO, or by deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, or sent by recognized national overnight courier (such as FedEx, Airborne or UPS) providing receipts for delivery, addressed to Lessee, or any other address that Lessee may designate in writing. Additionally, a copy of any such notice or demand to be served upon Lessee prior to the commencement of the term of this Lease shall also be mailed concurrently therewith to Lessee's counsel as follows: James T. Sabaitis, Esq., 301 Morris Avenue, Spring Lake, New Jersey 07762.

22.   ATTORNEYS' FEES

      In the event any action or proceeding is commenced with respect to any claim or controversy by the parties hereto arising from the breach, interpretation, or enforcement of this Lease or the exhibits attached hereto, the prevailing party or parties in such action or proceeding shall receive and be entitled to, in addition to any and all other relief, all costs and expenses, including reasonable attorneys' fees, incurred by it in such action or proceeding.

23.   GENERAL PROVISIONS

      23.1. Binding on Successors. All of the covenants, agreements, provisions and conditions of this Lease shall inure to the benefit of and be binding upon the parties hereto, their successors, legal representatives and assigns.

      23.2. Severability. If any term or provision of this Lease or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      23.3. Entire Agreement. This Lease and the exhibits attached hereto contain the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties hereto or their respective successors in interest.

      23.4. Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease or the intention of the parties hereto, nor do they in any way affect this Lease.

      23.5. Gender and Number. Words of any gender in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

      23.6. Approvals. Wherever Lessor's or Lessee's approval or consent is required herein, such approval or consent shall not be unreasonably delayed or withheld.

      23.7. No Waiver. No waiver by Lessor or Lessee of any breach of any provision of this Lease shall be deemed a waiver of any breach of any other provision hereof or of any subsequent breach by Lessee or Lessor of the same or any other provision.

      23.8. Holdover. In the event Lessee shall hold over after the term of this Lease with the consent of Lessor, express or implied, such holding over shall be construed to be a tenancy only from month to month, and Lessee shall pay the rent, additional rent and other sums as herein required for such further time as Lessee may continue its occupancy. The foregoing does not affect Lessor's right of reentry or any rights of Lessor hereunder or as otherwise provided by law.

      23.9. Time of Essence. Time is of the essence of this Lease and the exhibits attached hereto and every provision herein and therein.

      23.10. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state of New Jersey.

      23.11. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      23.12. No Third Party Rights. The terms and provisions of this Lease shall not be deemed to confer any rights upon, nor obligate any parties hereto to, any person or entity other than the parties hereto.

      23.13. Unexecuted Lease. The submission of this Lease for review or execution does not constitute a reservation of or option for the rights conferred herein. This Lease shall become effective as a lease only upon execution and delivery thereof by both Lessor and Lessee.

      23.14. Lessor's Right of Entry. Lessor reserves the right to enter upon the Premises at any time during business hours to inspect same or for the purpose of exhibiting same to prospective purchasers, mortgagees, and, during the last six (6) months of the term hereof or any extensions thereof, to prospective lessees, Lessor may post any customary sign stating "for lease" or "for sale" during the last six (6) months of the term or extended term hereof.

      23.15. Estoppel Certificates. Lessor and Lessee agree that within fifteen
(15) days after receipt of a written request from either to the other, the party receiving the request will execute and deliver to the requesting party a certificate (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, and the date to which the rent and other charges hereunder are paid, any uncured defaults hereunder on the part of the requesting party; and (c) certifying and/or acknowledging any other matters reasonably requested by the requesting party.

      23.16. Due Authorization. Each person executing this Lease on behalf of Lessor and Lessee, respectively, warrants and represents that the partnership, joint venture or corporation, as the case may be, for whom he or she is acting, has duly authorized the transactions contemplated herein and the execution of this Lease by him or her.

      23.17. Relationship of Parties. Nothing contained in this Lease shall be deemed to constitute a partnership or joint venture between Lessor and Lessee, and Lessor and Lessee's relationship herein shall only be deemed to be one of landlord and tenant.

      23.18. Section and Exhibit References. All references to Section numbers in this Lease, unless otherwise provided, shall be understood to refer to the various Sections of this Lease. All references to Exhibits in this Lease, unless otherwise provided, shall be understood to refer to the Various Exhibits attached to this Lease, which by said references, are incorporated herein.

      In Witness Whereof, the parties have hereunto set their hands the day and year first above written.


ATTEST:                               MONMOUTH COUNTY BANK, N.A.

/s/ Sharon L. Vinson                  BY:/s/ James S. Vaccaro
-------------------------                ---------------------------------------
                                         James S. Vaccaro
                                         Chairman and CEO


ATTEST:                               J.J.U.D. Inc., a New Jersey corporation

/s/ Sharon L. Vinson                  BY:/s/ Jack Caputo
-------------------------                ---------------------------------------
                                         Jack Caputo
                                         President

STATE OF NEW JERSEY        :
                           :  ss.:
COUNTY OF MONMOUTH         :

      On the 1 day of March, 2004, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared James S. Vaccaro, (name of Officer of Corporation executing Lease as Tenant) to me known, who, being by me duly sworn, did depose and say that he is the Chairman and CEO of MONMOUTH COMMUNITY BANK, N.A., the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this Certificate first above written.

/s/ Sharon L. Vinson
------------------------------------
NOTARY PUBLIC

Date:                3-1-04
     -------------------------------

STATE OF NEW JERSEY        :
                           :  ss.:
COUNTY OF MONMOUTH         :

      On the 1 day of March, 2004, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared Jack Caputo, (name of Officer of Corporation executing Lease as Tenant) to me known, who, being by me duly sworn, did depose and say that he is the President of J.J.U.D. Inc., a New Jersey corporation, the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this Certificate first above written.

/s/ Sharon L. Vinson
------------------------------------
NOTARY PUBLIC

Date:                3-1-04
     -------------------------------

                                    EXHIBIT F

                  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
                                    AGREEMENT

      THIS AGREEMENT is dated as of the _________day of_______________ 200__, between _________________________________, a __________________ corporation with a principal address of ______________________________ (the "Lender"), J.J.U.D.
Inc., a corporation of the State of New Jersey ("Lessor"), having its principal place of business at 1062 Hope Road, Ocean, New Jersey, and Monmouth Community Bank, N.A. ("Lessee"), having its principal place of business at 627 Second Avenue, Long Branch, New Jersey 07740.

                                   WITNESSETH:

      WHEREAS, Lessee is the Lessee under a certain ground lease dated as of ____________, 2004 and, a short form of which dated _______________, 2004, that was recorded at ________________________________, as the same have been or may be amended (the "Lease"), with Lessor covering all or a portion of premises known as _________________________________________________, more particularly described as follows, to wit:

      (Insert Legal Description)

      WHEREAS, pursuant to Lender's certain loan commitment letter dated ____________, Lender has agreed to make a loan in the principal amount of
______________ to Lessor, which will be secured by, among other things, a Mortgage on the Premises from Lessor to Lender (the "Mortgage") and an Assignment of Leases, Rents and Profits (the "Assignment"), from Lessor to Lender, provided Lessee shall subordinate the Lessee's interest in the Lease and in the Premises as hereinafter provided.

      NOW, THEREFORE, in consideration of the Premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

      1. The Lease, and all rights, options, liens or charges created thereby, is hereby made and shall be subject and subordinate to the Mortgage and the security interest created thereby insofar as it affects the Premises and to all renewals, modifications, consolidations, replacements and extension thereof. Notwithstanding the foregoing, Lessee agrees that Lender may at any time, at its election, execute and record in the Office of the County Clerk of Monmouth County a notice of subordination reciting that the Lease shall be superior to the Mortgage. From and after the recordation of such notice of subordination, the Mortgage shall be subordinate to the Lease and the Lease shall not be extinguished by any foreclosure of the Mortgage or sale thereunder.

      2. Lessee agrees that it will attorn to and recognize Lender upon any foreclosure sale under the Mortgage, any purchaser at a foreclosure or other sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchasers, as its Lessor for the unexpired balance (and extensions, if exercised) of the term of the Lease, upon the same terms and conditions set forth in the Lease.

      3. If it should become necessary to exercise remedies under the Mortgage or if Lender shall otherwise take control of the Premises or succeed to the interest of Lessor under the Lease, Lender shall not terminate the Lease nor join Lessee in summary proceedings, nor disturb Lessee's possession of the Premises nor deprive Lessee of any of its rights under the Lease, including, without limitation, its right to have any insurance proceeds and condemnation award paid, applied, used and apportioned in accordance with the Lease, so long as Lessee is not then in default (beyond any applicable cure period) under any of the terms, covenants or conditions of the Lease.

      4. Lessee shall have no right to appear in any foreclosure proceedings brought under the Mortgage, except as may be necessary to exercise its rights hereunder.

      5. Lessee agrees that it shall give Lender a copy of each notice of default delivered to Lessor with respect to any default under the Lease, which notice shall be delivered to Lender in hand, by recognized national overnight service, or sent by registered or certified mail to the address of Lender set forth in Section 7 hereof. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in the Lease (including any applicable grace periods), then Lender shall have an additional thirty (30) days within which to cure such default, or, if such default cannot be cured within that period, then such additional time as may be reasonably necessary to effect such a cure, including, but not limited to, time to foreclose the Mortgage if necessary to effect such cure; and Lessee agrees that the Lease shall not be terminated while such remedies are being pursued. Lender shall in no event be obliged to cure any default.

      6. If Lender shall succeed to the interest of Lessor under the Lease, Lender shall not be:

            (a) liable for any act or omission of any prior lessor (including Lessor);

            (b) liable for the return of any security deposits (except such as have been delivered to it);

            (c) bound by any amendment or modification of the Lease made without its consent, which consent shall not be unreasonably withheld or delayed;

            (d) bound by the consent of any prior Lessor (including Lessor) to any assignment or sublease of Lessee's interest in the Lease made without also obtaining Lender's prior written consent, to the extent lessor's consent is required under the Lease; or

            (e) personally liable for any default under the Lease or any covenant on its part to be performed thereunder as lessor, it being acknowledged that Lessee's sole remedy in the event of such default shall be to proceed against Lender's interest in the Premises or the Shopping Center of which the Premises forms a part.

      7. Lessee hereby acknowledges that the entire interest of Lessor in and to the Lease is being assigned to Lender pursuant to the terms of the Assignment. Lessee further acknowledges and agrees:

            (a) That the Lease cannot be terminated by Lessor (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereon by Lessor, without the prior written consent of Lender, and without such consent, no rent may be collected or accepted by Lessor more than one month in advance;

            (b) That whether or not Lender shall have taken possession of the Premises, and upon written demand by Lender to Lessee to the address specified in the introductory paragraph hereof, sent to the attention: Legal Department, or such other address as Lessee shall designate in writing, Lessee shall pay all rent due under the Lease to Lender at its address set forth in Section 7(c) hereof or to such other address as Lender shall specify in writing; and

            (c) That any notices to be sent by Lessee to Lender shall be delivered in hand by recognized national overnight express service, or by registered or certified U.S. mail addressed to Lender at __________________________________, Attention: Loan _____________________. Any
notices to be sent by Lender to Lessee shall be delivered in hand by recognized national overnight express courier service, or by registered or certified mail to the address specified in the introductory paragraph hereof, or such other address as Lessee shall specify in writing.

      8. Lender acknowledges, consents and agrees that certain furniture, fixtures, equipment, machinery and other tangible personal property (excluding the heating, ventilation, air conditioning and all electrical and mechanical components and systems that are an integral part of the improvements) (collectively, "Trade Fixtures") to be installed in, on or at the Premises by or on behalf of Lessee, shall be and at all times shall remain the personal property of Lessee (or any equipment lessor as herein provided) and the same may be removed by Lessee (or any equipment lessor or lender as herein provided) at any time during the term of the Lease, whether or not the Trade Fixtures may be regarded as property of Lessor by operation of law or otherwise. The financing for the Trade Fixtures will be arranged by Lessee under a certain equipment lease, conditional sale agreement, security agreement and/or other similar security device from a certain equipment lessor or lender. Lender hereby waives, disclaims, and releases unto said equipment lessor or lender any rights lender may have to the Trade Fixtures by reason of (a) the manner or method in which the Trade Fixtures are attached or affixed to the Premises, or (b) any statute or rule of law of the State in which the Premises are located which would, but for this Agreement, permit Lender to distrain against the Trade Fixtures for the nonpayment of any rent or other charges coming due under the Lease. Lender hereby grants permission to said equipment lessor or lender to remove the Trade Fixtures in the event of a default by Lessee under said equipment lease, conditional sale agreement, security agreement and/or similar security device, provided it repairs any damage to the Premises resulting therefrom. Said equipment lessor or lender shall be deemed an intended direct beneficiary of the provisions of Section 8 of the Lease to the same extent and with the same force as if said equipment lessor or lender was specifically and expressly named herein. In the event said equipment lessor or lender requires the execution by Lender or a form of waiver that is not inconsistent with the foregoing provisions, Lender shall execute same, subject to its reasonable approval as to the form of same, within a reasonable period of time after receiving a written request to do so from Lessee. Lender hereby releases its security interest, if any, in the Trade Fixtures arising under any security agreement and perfected by any financing statement; such release, at the request of Lessee, to be released of record by Lender's execution and delivery of an appropriate UCC form and Lessee's filing and/or recordation of same.

      9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereof and their respective successors and assigns.

      10. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      11. By execution hereof, Lessor consents to the execution hereby by Lessee and agrees that such execution and the performance of Lessee's rights and obligations hereunder are not and shall not be or cause a default under the Lease.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date and year first above written.


ATTEST:                             LESSEE
                                    MONMOUTH COUNTY BANK, N.A.

 /s/ Sharon L. Vinson               BY:/s/ James S. Vaccaro
-------------------------              -----------------------------------------
                                       James S. Vaccaro
                                       Chairman and CEO


ATTEST:                             LESSOR
                                    J.J.U.D. Inc., a New Jersey corporation

/s/ Sharon L. Vinson                BY:/s/ Jack Caputo
-------------------------              -----------------------------------------
                                       Jack Caputo
                                       President

ATTEST:                             LENDER


                                    BY:
-------------------------              -----------------------------------------
                                       Name
                                       Title

STATE OF NEW JERSEY        :
                           :  ss.:
COUNTY OF MONMOUTH         :

      On the 1 day of March, 2004, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared James S. Vaccaro, (name of Officer of Corporation executing Lease as Tenant) to me known, who, being by me duly sworn, did depose and say that he is the Chairman and CEO of MONMOUTH COMMUNITY BANK, N.A., the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this Certificate first above written.

/s/ Sharon L. Vinson
-------------------------------
NOTARY PUBLIC

Date:                3-1-04
     --------------------------

STATE OF NEW JERSEY        :
                           :  ss.:
COUNTY OF MONMOUTH         :

      On the ____day of ____________, 2004, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared Jack Caputo, (name of Officer of Corporation executing Lease as Tenant) to me known, who, being by me duly sworn, did depose and say that he is the President of J.J.U.D. Inc., a New Jersey corporation, the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this Certificate first above written.


-------------------------------
NOTARY PUBLIC

Date:
     --------------------------

STATE OF NEW JERSEY        :
                           :  ss.:
COUNTY OF MONMOUTH         :

      On the ____day of ____________, 2004, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared ___________________ (name of Officer of Corporation executing Agreement as Lender) to me known, who, being by me duly sworn, did depose and say that he is the ________________ of ________________, the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this Certificate first above written.


-------------------------------
NOTARY PUBLIC

Date:
     --------------------------

                            ADDENDUM TO GROUND LEASE

                                     BETWEEN

                        J.J.U.D., INC., A CORPORATION OF

                        THE STATE OF NEW JERSEY, LESSOR,

                                       AND

                      MONMOUTH COMMUNITY BANK, N.A., LESSEE

THIS ADDENDUM IS INTENDED TO SUPERCEDE ANY PROVISION IN THE ORIGINAL LEASE AND TO THE EXTENT OF ANY CONFLICT, THIS ADDENDUM SHALL GOVERN.

PARAGRAPH 4.11 - THERE SHALL BE ADDED THERETO THAT IN THE EVENT AN AUDIT IS ORDERED BY THE TENANT AND LESSEE, IT SHALL BE DONE AT THE SOLE EXPENSE OF THE TENANT.

PARAGRAPH 7.1 - THE USE OF THE PREMISES SHALL BE LIMITED TO THE FINANCIAL AND BANKING ACTIVITIES ONLY. ANY OTHER USE PROPOSED SHALL BE ONLY UPON THE CONSENT OF THE LANDLORD IN WRITING.

PARAGRAPH 12.4 - THE TERM "INTERFERE WITH THE USE OF THE PREMISES" MEANS SUBSTANTIAL IMPACT PROHIBITING MORE THAN 75 PERCENT OF THE OPERATIONS FOR MORE THAN 30 DAYS.

PARAGRAPH 5.1 - TENANT SHALL BE RESPONSIBLE FOR THE ARCHITECTURAL PLANS THAT HAVE HERETOFORE BEEN ORDERED BY THE LANDLORD AND SHALL PAY THE EXPENSES FOR SAME.


ATTEST:                               MONMOUTH COMMUNITY BANK

/s/ Sharon L. Vinson                  BY:/s/ James S. Vaccaro
---------------------                    ---------------------------------------
                                         JAMES S. VACCARO
                                         CHAIRMAN AND CEO


ATTEST:                               J.J.U.D., INC., A New Jersey Corporation

/s/ Sharon L. Vinson                  BY:/s/ Jack Caputo
---------------------                    ---------------------------------------
                                         JACK CAPUTO, PRESIDENT

                                    EXHIBIT E
                                    ---------

                             SHORT FORM GROUND LEASE
                             -----------------------

                                  GROUND LEASE
                                  ------------

      THIS SHORT FORM GROUND LEASE ("Lease"), is executed this ____ day of __________, 2004, by and between J.J.U.D. Inc., a corporation of the State of New Jersey ("Lessor"), having its principal place of business at 1062 Hope Road, Ocean, New Jersey, and Monmouth Community Bank, N.A. ("Lessee"), having its principal place of business at 627 Second Avenue, Long Branch, New Jersey 07740.

                                   WITNESSETH:
                                   -----------

      Lessor is the owner in fee simple of that certain land situate and located at Ursula Plaza, 444 Ocean Avenue, North, being in the City of Long Branch, County of Monmouth, State of New Jersey, as generally shown on Exhibit A, and as more particularly described in Exhibit B (which, together with the buildings and other improvements constructed or to be constructed thereon, shall hereinafter be referred to as the "Shopping Center"). For and in consideration of the covenants and agreements contained in that certain Ground Lease of even date herewith (the "Lease") Lessor does hereby demise and lease to Lessee that certain land ("Land") consisting of the vacant land, including drive-through teller areas, together with the rights appurtenants thereto, situate and being in the Shopping Center, shown on Exhibit A, and as more particularly described in Exhibit C. All improvements now or hereafter located on the Land shall hereinafter be referred to as the "Improvements"; the Land and Improvements shall hereafter be referred to collectively as the "Premises."

      In addition, and for no additional consideration, Lessor also hereby grants to Lessee (a) the non-exclusive right, license, easement and privilege to maintain in a prominent placement on the pylon sign located at the northeast corner of the Shopping Center for the benefit of Lessee, its successors, assigns and subtenants; any such signs, including applicable governmental permits and approvals, shall be obtained at Tenant's sole cost and expense, and (b) the non-exclusive right, license, easement and privilege to use the Common Area (as defined in Section 4.6), subject to the rights of other tenants and occupants and their respective employees, agents, contractors, customers and other invitees of the Shopping Center to use the Common Area, for (i) pedestrian and vehicular ingress and egress to and from the Premises, the public rights of way adjoining the Shopping Center, and the parking areas located in the Shopping Center, (ii) vehicular parking, and (iii) utility lines and connections serving the Premises, over, under and across the Common Area, including, without limitation, the use of the parking areas, roadways and walkways, for the benefit of Lessee, its successors, assigns and subtenants, and its and their respective employees, agents, contractors, customers and other invitees. Lessor hereby reserves to itself the non-exclusive right, license, easement and privilege to use the Common Area (as defined in Section 4.6) located on the Premises ("Premises Common Area") for (a) pedestrian and vehicular ingress and egress to and from the remainder of the Shopping Center, the public rights of way adjoining the Shopping Center, and the parking areas located in the Premises Common Area, (b) vehicular parking, and (c) utility lines and connections serving the remainder of the Shopping Center, over, under and across the Premises Common Area, including, without limitation, the use of the parking areas, roadways and walkways, for the benefit of Lessor, its successors, assigns and tenants, and its and their respective employees, agents, contractors, customers and other invitees.

      Subject to the provisions of the Lease, the initial term of this Lease shall commence beginning the first day of the month after all construction approvals and the appropriate governing authority has issued all of the required permits therefore and continuing for a term of 10 years, 120 months (the "Term"). Notwithstanding the forgoing, the commencement date shall be no later than May 1, 2004. Provided it shall not then be in default under this Lease (beyond any applicable cure period), Lessee shall have the option to extend said initial term for two (2) additional, consecutive periods of five (5) years each by giving notice to Lessor of its intention to exercise said options, respectively, at least six (6) months prior to the expiration of the preceding term. All of the terms and conditions of this Lease shall apply during each of the above extended terms, except the provisions relating to the initial construction of the Improvements, expired options to extend the lease term, and the Monthly Rent (as defined in Section 3 of the Lease), the latter of which shall be governed by Section 3 of the Lease.

      Subject to the following provisions of the Lease:

      "Common Area" Defined. As used herein, the term "Common Area" means all areas, facilities and improvements outside the buildings of tenants and other occupants and within the exterior boundaries of the Shopping Center that are provided and designated by Lessor from time to time for the mutual use and convenience of Lessee and of other tenants and occupants by the employees, customers and other invitees, as depicted on Exhibit A, provided Common Area shall not include any such areas or facilities which are or may be located in or about any enclosed mall within the Shopping Center. Common Area includes, without limitation, pedestrian walkways and patios, landscaped areas, sidewalks, plazas, thoroughfares, loading and delivery areas, parking areas and facilities, access and interior roadways, truck ways, landscaped areas, package pickup stations, public restrooms and comfort stations, retaining walls, bus stops and lighting facilities on or within the Shopping Center.

      Use of Common Area. As provided in Section 1.2 of the Lease, Lessor has granted to Lessee for the benefit of Lessee, its successors, assigns and subtenants, and its and their respective employees, agents, contractors, customers and other invitees, the nonexclusive right, license, easement and privilege to use the Common Area, subject to Lessor's rights set forth herein, including, without limitation, the use of the parking areas, roadways and walkways. Lessor, for itself, its successors and assigns, covenants that it will not significantly increase the size of any buildings or structures in the Shopping Center or add new buildings or structures in the Shopping Center beyond those shown or contemplated on Exhibit A that might significantly reduce the effective use of the Common Area or the visibility of the Improvements. Lessor and Lessee acknowledge that the total Shopping Center (including the Premises) intended for the exclusive use of tenants or other occupants total, in the aggregate, approximately 33,000 square feet of floor area.

      Ownership of Improvements. The Improvements (including all alterations, improvements, additions and changes thereto) shall be and remain the sole property of Lessee during the term and, if applicable, extended terms, of the Lease and, upon the expiration of the term or, if applicable, extended terms of this Lease, the Improvements shall become the sole property of Lessor.

      Use of Premises. The Premises shall be used for the purpose of conducting thereon the business of a banking institution and for incidental purposes related thereof, or, except as provided in Section 7.2 of the Lease, for any other legally permissible business or commercial venture; provided, however, the Premises shall be used initially for the purpose of conducting thereon the business of a Banking Institution, and for incidental purposes related thereto; and provided further, however, that such purpose shall not violate any applicable law, rule, ordinance or regulation of any governmental body.

      Lessor's Covenant. Lessor agrees, for itself and its successors and assigns, that, commencing upon the date of the mutual execution of this Lease and ending upon the expiration or earlier termination of this Lease, no portion of the Shopping Center (other than the Premises), and no other property located within one (1) mile of the Shopping Center now or hereafter owned or controlled, directly or indirectly, by Lessor, shall be used for a Banking Facility. The foregoing restrictions will continue only for so long as the business conducted upon Premises is a bank operation of the type comprising a Banking Facility, except that said restrictions shall continue in full force and effect during the period prior to the initial construction of the Improvements and during temporary periods of damage, destruction, repair, restoration or remodeling of the Improvements, until such time as same can reasonably be repaired, restored and/or completed. Notwithstanding anything contained in this Section 17.1 to the contrary, the foregoing restrictions shall not apply to any property located within one (1) mile of the Shopping Center (a) acquired by Lessor, or coming under the control, directly or indirectly, of Lessor which at the time so acquired by Lessor or coming under the control, directly or indirectly, of Lessor, is then being used as a Banking Facility or is subject to a lease which does not permit Lessor to comply with the foregoing restrictions; or (b) owned or controlled, directly or indirectly, by any successor to the original named Lessor hereunder (including any party acquiring Lessor's interest in the Shopping Center by foreclosure sale or deed in lieu of foreclosure) which at the time such party succeeds to Lessor's interest hereunder is then being used as a Banking Facility, or is subject to a lease which does not permit such party to comply with the foregoing restrictions.

      Lessee's Remedies for Breach. The covenant of Lessor contained in Section
      17.1 of the Lease is a material inducement for Lessee to enter into this Lease, and upon any breach by Lessor of said covenant, which breach is not cured within sixty (60) days after written notice thereof by Lessee to Lessor, Lessee shall have the right to pursue all of its rights available at law or in equity, including cancellation of this Lease, a suit for damages, and/or a suit for injunctive relief (it being understood that the enumeration of the foregoing rights and remedies shall not preclude the exercise of any other rights or remedies which might be the exercise of any other rights or remedies which might be available tax law or in equity); provided, however, if within such sixty (60) day period Lessor commences to cure such breach and gives written notice thereof to Lessee and thereafter continues its written notice thereof to Lessee and thereafter continues its efforts with due diligence to cure such breach (including the bringing of appropriate legal proceedings), then Lessor shall have an additional period, not to exceed one (1) year after the expiration of such sixty (60) day period, to complete the cure of such breach, provided that during such extended period while such breach is continuing, the Monthly Rent then in effect shall be subject to reduction as follows: if the breach results in a diminution of the gross revenues made from the business conducted on the Premises of more than ten percent (10%) during any calendar month ("Affected Month") of the period between the date of the commencement of the offending use giving rise to such breach and the date such use is curtailed ("Violation Period") from that of the same calendar month of the immediately preceding calendar year ("Comparison Month"), then the Monthly Rent then in effect (including any adjustments thereto pursuant to Section
      3) for such Affected Month shall be reduced by an amount equal to the lesser of (a) the amount of the Monthly Rent for such Affected Month, or
      (b) an amount equal to the diminution, if any, of the pre-tax net profit derived from the operation of the business on the Premises during such Affected Month from that of the Comparison Month. Notwithstanding the foregoing, in the event the Violation Period shall commence prior to the expiration of the first Lease Year, then, for the purpose of computing the diminution of the gross sales during the Affected Month, the gross sales during the Affected Month shall be compared with the average monthly gross revenues during such partial first Lease Year.

      In the event of such diminution of gross revenues, as aforesaid, during any Affected Month, Lessee shall give written notice of the same to Lessor within twenty (20) days after the expiration of the Affected Month, said notice shall be accompanied by Lessee's profit and loss statement, and in the event the Premises have been sublet, the sublessee's profit and loss statement (which shall be prepared in accordance with generally accepted accounting principles), covering the Affected Month and the Comparison Month, together with Lessee's computation of the reduced Monthly Rent applicable to the Affected Month. It is agreed and understood that, in the event the Premises have been sublet, the diminution of pre-tax net profit shall be based on the aggregate of Lessee's and the sublessee's pre-tax net profit. Within ten (10) days after Lessor's receipt of said notice, it shall refund to Lessee an amount equal to the difference between the unadjusted Monthly Rent and the reduced Monthly Rent for the Affected Month; provided, however, if Lessor shall fail to so refund said difference within said ten (10) day period, Lessee shall be entitled to take a credit in such amount against the unadjusted Monthly Rent next coming due (subject to further reduction as herein provided).

      For the purpose of this Section 17.2 of the Lease, absent extraordinary circumstances, any diminution of gross revenues made from the Premises during any Affected Month of the Violation Period shall be conclusively presumed to be a result of such breach. In the event of any dispute between Lessor and Lessee with respect to the enforcement, application or interpretation of the provisions of this Section 17.2 of the Lease, the same shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association, and judgment on the award of the arbitrator(s) may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, in the event Lessor shall commence any legal action or proceeding against any third party to enforce compliance with the restrictions set forth in Section 18.1 of the Lease and a judgment or order of the court or other tribunal is rendered therein on the merits thereof holding that such third party was not in violation of the restrictions, as aforesaid, and such judgment or order becomes final and non-appealable in accordance with the applicable rules of civil procedure, then, provided Lessor had given Lessee an opportunity to participate in such action or proceeding, Lessor shall not be deemed in default hereunder and shall not have any liability to Lessee on account thereof, and any Monthly Rent refunded to Lessee or reduced in accordance with the provisions hereof shall be promptly paid over by Lessee to Lessor.

      It is understood and agreed that this Short Form of Ground Lease is executed solely for the purposes of giving notice to the public of the existence of the Lease of the Premises, the terms and conditions of which are expressly incorporated herein by reference for all purposes as though fully set forth herein. Should there be any inconsistency between the terms of this instrument and the Lease incorporated herein, the terms of the Lease shall control.

      IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.


ATTEST:                             MONMOUTH COMMUNITY BANK

/s/ Sharon L. Vinson                BY:/s/ James S. Vaccaro
------------------------               -----------------------------------------
                                       James S. Vaccaro
                                       Chairman and CEO


ATTEST:                             J.J.U.D., INC., A New Jersey Corporation

/s/ Sharon L. Vinson                BY:/s/ Jack Caputo
------------------------               -----------------------------------------
                                       Jack Caputo, President

STATE OF NEW JERSEY        :
                           :  ss.:
COUNTY OF MONMOUTH         :

      On the 1 day of March, 2004, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared James S Vaccaro, (name of Officer of Corporation executing Lease as Tenant) to me known, who, being by me duly sworn, did depose and say that he is the Chairman and CEO of MONMOUTH COMMUNITY BANK, N.A., the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this Certificate first above written.

/s/ Sharon L. Vinson
---------------------------------
NOTARY PUBLIC

Date:              3-1-04
     ----------------------------

STATE OF NEW JERSEY        :
                           :  ss.:
COUNTY OF MONMOUTH         :

      On the 1 day of March, 2004, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared Jack Caputo, (name of Officer of Corporation executing Lease as Tenant) to me known, who, being by me duly sworn, did depose and say that he is the President of J.J.U.D. Inc., a New Jersey corporation, the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this Certificate first above written.


/s/ Sharon L. Vinson
---------------------------------
NOTARY PUBLIC

Date:              3-1-04
     ----------------------------